EXHIBIT 99.1
NEWS RELEASE

Ducommun Incorporated Reports
First Quarter 2024 Results
Record Start to the Year for both Q1 Revenue and Gross Margins
SANTA ANA, CALIFORNIA (May 8, 2024) – Ducommun Incorporated (NYSE: DCO) (“Ducommun” or the “Company”) today reported results for its first quarter ended March 30, 2024.
First Quarter 2024 Recap
•Net revenue was $190.8 million, an increase of 5.3% over Q1 2023
•Net income of $6.8 million, or $0.46 per diluted share, or 3.6% of revenue, up 70 bps year-over-year
•Non-GAAP adjusted net income of $10.4 million, or $0.70 per diluted share
•Gross margin of 24.6%, year-over-year growth of 430 bps
•Adjusted EBITDA of $27.4 million, or 14.4% of revenue, up 170 bps year-over-year
“Q1 was an outstanding quarter and a great start to the year for Ducommun, as we grew our topline year-over-year, led by continued strength in Commercial Aerospace at both Boeing and Airbus while also delivering our strongest quarterly gross margin ever,” said Stephen G. Oswald, chairman, president and chief executive officer. “We achieved a new first quarter revenue record of $190.8 million up 5% over Q1 2023, with solid demand for both narrow-body and wide-body aircraft. The Company's gross margin was another real highlight, expanding 430 bps year-over-year from 20.3% to 24.6% as we saw improved operating performance, continued growth from our higher margin engineered products businesses along with some initial benefits from our on-going restructuring program.
“In December 2022, we laid out our Vision 2027 Plan to investors and as we begin year two in 2024, it continues to take shape in a very positive way. Coming off a very good 2023 with record revenue, we continued that again for Ducommun's first quarter with another record performance. As we execute against our 2027 Vision Plan, we are highly encouraged with the results, I also could not be more pleased with strong margin expansion across the board with net income, Adjusted EBITDA, gross margin and operating margin all increasing considerably in the quarter. We continue to see traction with Vision 2027 and I fully believe it will continue to deliver significant value to our shareholders now and in the future. In addition, our operating team has done a very good job navigating through the recent Commercial Aerospace challenges and continues to deliver strong results against a difficult backdrop. As the backdrop continues to improve, we expect our path to Vision 2027 targets to accelerate.
As we move through our 175th year in business, we are excited about continuing to execute on our stated 2027 strategy, lots of runway ahead.”
First Quarter Results
Net revenue for the first quarter of 2024 was $190.8 million compared to $181.2 million for the first quarter of 2023. The year-over-year increase of 5.3% was primarily due to the following:
•$8.1 million higher revenue in the Company’s commercial aerospace end-use markets due to higher rates on rotary-wing aircraft and both single-aisle and twin-aisle aircraft platforms, partially offset by lower rates on other commercial aerospace business; and
•$1.3 million higher revenue in the Company’s military and space end-use markets due to higher rates on naval and rotary-wing aircraft platforms, partially offset by lower rates on legacy fixed-wing aircraft platforms.

Net income for the first quarter of 2024 was $6.8 million, or 3.6% of revenue, or $0.46 per diluted share, compared to $5.2 million, or 2.9% revenue, or $0.42 per diluted share, for the first quarter of 2023. This reflects higher gross profit of $10.2 million and lower restructuring charges of $2.8 million, partially offset by higher selling, general and administrative (“SG&A”) expenses of $6.7 million and lower other income of $3.9 million. The higher SG&A expenses were primarily due to BLR Aerospace (“BLR”) SG&A expenses of $5.5 million (82% of the total increase in SG&A expenses) which did not exist in the prior year period as the acquisition of BLR was completed during Q2 2023.
Gross profit for the first quarter of 2024 was $46.9 million, or 24.6% of revenue, compared to gross profit of $36.8 million, or 20.3% of revenue, for the first quarter of 2023. The increase in gross profit as a percentage of net revenue year-over-year was primarily due to favorable product mix, pricing actions, higher manufacturing volume and some initial benefits from our on-going restructuring program.
Operating income for the first quarter of 2024 was $12.6 million, or 6.6% of revenue, compared to $6.4 million, or 3.5% of revenue, in the comparable period last year. The year-over-year increase of $6.3 million was primarily due to higher gross profit and lower restructuring charges, partially offset by higher SG&A expenses, which was noted above. Non-GAAP adjusted operating income for the first quarter of 2024 was $17.1 million, or 9.0% of revenue, compared to $13.6 million, or 7.5% of revenue, in the comparable period last year. The year-over-year increase was primarily due to favorable product mix, pricing actions, higher manufacturing volume and initial benefits from our on-going restructuring program, partially offset by higher SG&A expenses, mainly due to the addition of the BLR acquisition.
Adjusted EBITDA for the first quarter of 2024 was $27.4 million, or 14.4% of revenue, compared to $23.1 million, or 12.7% of revenue, for the comparable period in 2023.
Interest expense for the first quarter of 2024 was $3.9 million compared to $4.2 million in the comparable period of 2023. The year-over-year decrease was primarily due to the benefit from the interest rate swaps which became effective on January 1, 2024, partially offset by a higher debt balance in the first quarter of 2024.
During the first quarter of 2024, the net cash used in operations was $1.6 million compared to a net cash used in operations of $18.9 million during the first quarter of 2023. The lower net cash used in operations during the first quarter of 2024 was primarily due to a smaller increase in inventories and higher contract liabilities (resulting from driving more progress payments from customers), partially offset by higher contract assets.
Business Segment Information
Electronic Systems
Electronic Systems segment net revenue for the quarter ended March 30, 2024 was $107.5 million, compared to $105.6 million for the first quarter of 2023. The year-over-year increase was primarily due to the following:
•$2.4 million higher revenue in the Company’s commercial aerospace end-use markets due to higher rates on large aircraft platforms; partially offset by
•$0.8 million lower revenue within the Company’s military and space end-use markets due to lower rates on fixed-wing aircraft platforms, partially offset by higher rates on various missile and naval platforms.
Electronic Systems segment operating income for the quarter ended March 30, 2024 was $19.0 million, or 17.6% of revenue, compared to $10.0 million, or 9.5% of revenue, for the comparable quarter in 2023. The year-over-year increase of $9.0 million was primarily due to higher manufacturing volume, favorable product mix, and lower restructuring charges. Non-GAAP adjusted operating income for the first quarter of 2024 was $19.8 million, or 18.4% of revenue, compared to $12.3 million, or 11.6% of revenue, in the comparable period last year.
Structural Systems
Structural Systems segment net revenue for the quarter ended March 30, 2024 was $83.3 million, compared to $75.6 million for the first quarter of 2023. The year-over-year increase was primarily due to the following:
•$5.7 million higher revenue within the Company’s commercial aerospace end-use markets due to higher rates on rotary-wing and large aircraft platforms, partially offset by lower rates on other commercial platforms; and
•$2.1 million higher revenue within the Company’s military and space end-use markets due to higher rates on fixed-wing and rotary-wing platforms, partially offset by lower rates on missile platforms.
Structural Systems segment operating income for the quarter ended March 30, 2024 was $2.9 million, or 3.4% of revenue, compared to $4.7 million, or 6.3% of revenue, for the comparable quarter in 2023. The year-over-year decrease of $1.9 million was primarily due to higher costs associated with the wind down of our Monrovia performance center, partially offset by favorable product mix and lower restructuring charges. Non-GAAP adjusted operating income for the first quarter of 2024 was $6.5 million, or 7.8% of revenue, compared to $9.7 million, or 12.9% of revenue, in the comparable period last year.
Corporate General and Administrative (“CG&A”) Expenses
CG&A expenses for the first quarter of 2024 were $9.2 million, or 4.8% of total Company revenue, compared to $8.4 million, or 4.6% of total Company revenue, for the comparable quarter in the prior year. The year-over-year increase in CG&A expenses was primarily due to higher stock-based compensation expense of $1.0 million and higher compensation and benefits costs of $0.6 million, partially offset by lower professional services fees of $0.8 million.
Conference Call
A teleconference hosted by Stephen G. Oswald, the Company’s chairman, president and chief executive officer, and Suman B. Mookerji, the Company’s senior vice president, chief financial officer will be held today, May 8, 2024 at 10:00 a.m. PT (1:00 p.m. ET) to review these financial results. To access the conference call, please pre-register using the following registration link:
https://register.vevent.com/register/BI83a11c685c004ee5a2f244c44951ed4f
Registrants will receive a confirmation with dial-in details. Mr. Oswald and Mr. Mookerji will be speaking on behalf of the Company and anticipate the call (including Q&A) to last approximately 45 minutes. A live webcast of the event can be accessed using the link above. A replay of the webcast will be available on the Ducommun website at Ducommun.com.
Additional information regarding Ducommun's results can be found in the Q1 2024 Earnings Presentation available at Ducommun.com.
About Ducommun Incorporated
Ducommun Incorporated delivers value-added innovative manufacturing solutions to customers in the aerospace, defense and industrial markets. Founded in 1849, the Company specializes in two core areas - Electronic Systems and Structural Systems - to produce complex products and components for commercial aircraft platforms, mission-critical military and space programs, and sophisticated industrial applications. For more information, visit Ducommun.com.
Forward Looking Statements
This press release and any attachments include “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, in particular, any statements about the Company's 2027 Vision Strategy and delivering shareholder value in the years ahead. The Company generally uses the words “may,” “will,” “could,” “expect,” “anticipate,” “believe,” “estimate,” “plan,” “intend,” “continue” and similar expressions in this press release and any attachments to identify forward-looking statements. The Company bases these forward-looking statements on its current views with respect to future events and financial performance. Actual results could differ materially from those projected in the forward-looking statements. These forward-looking statements are subject to risks, uncertainties and assumptions, including, among other things: whether the anticipated pre-tax restructuring charges will be sufficient to address all anticipated restructuring costs, including related to employee separation, facilities consolidation, inventory write-down and other asset impairments; whether the expected cost savings from the restructuring will ultimately be obtained in the amount and during the period anticipated; whether the restructuring in the affected areas will be sufficient to build a more cost efficient, focused, higher margin enterprise with higher returns for the Company's shareholders; the strength of the real estate market, the duration of any lease entered into as part of any sale-leaseback transaction, the amount of commissions owed to brokers, and applicable tax rates; the impact of the Company’s debt service obligations and restrictive debt covenants; the Company’s end-use markets are cyclical; the Company depends upon a selected base of industries and customers; a significant portion of the Company’s business depends upon U.S. Government defense spending; the Company is subject to extensive regulation and audit by the Defense Contract Audit Agency; contracts with some of the Company’s customers contain provisions which give the its customers a variety of rights that are unfavorable to the Company; further consolidation in the aerospace industry could adversely affect the Company’s business and financial results; the Company’s ability to successfully make acquisitions, including its ability to successfully integrate, operate or realize the projected benefits of such businesses; the Company relies on its suppliers to meet the quality and delivery expectations of its customers; the Company uses estimates when bidding on fixed-price contracts which estimates could change and result in adverse effects on its financial results; the impact of existing and future laws and regulations; the impact of existing and future accounting standards and tax rules and regulations; environmental liabilities could adversely affect the Company’s financial results; cyber security attacks, internal system or service failures may adversely impact the Company’s business and operations; the ultimate geographic spread, duration and severity of the coronavirus (COVID-19) outbreak, and the effectiveness of actions taken, or actions that may be taken, by governmental authorities to contain the outbreak or treat its impact, and other risks and uncertainties, including those detailed from time to time in the Company’s periodic reports filed with the Securities and Exchange Commission. You should not put undue reliance on any forward-looking statements. You should understand that many important factors, including those discussed herein, could cause the Company’s results to differ materially from those expressed or suggested in any forward-looking statement. Except as required by law, the Company does not undertake any obligation to update or revise these forward-looking statements to reflect new information or events or circumstances that occur after the date of this news release, May 8, 2024, or to reflect the occurrence of unanticipated events or otherwise. Readers are advised to review the Company’s filings with the Securities and Exchange Commission (which are available from the SEC’s EDGAR database at www.sec.gov).
Note Regarding Non-GAAP Financial Information
This release contains non-GAAP financial measures, including Adjusted EBITDA (which excludes interest expense, income tax expense, depreciation, amortization, stock-based compensation expense, restructuring charges, Guaymas fire related expenses, insurance recoveries related to loss on operating assets, and inventory purchase accounting adjustments), including as a percentage of revenue, non-GAAP operating income, including as a percentage of net revenues, non-GAAP earnings, non-GAAP earnings per share, and backlog. In addition, certain other prior period amounts have been reclassified to conform to current year’s presentation.
The Company believes the presentation of these non-GAAP measures provide important supplemental information to management and investors regarding financial and business trends relating to its financial condition and results of operations. The Company’s management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating the Company’s actual and forecasted operating performance, capital resources and cash flow. The non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The Company discloses different non-GAAP financial measures in order to provide greater transparency and to help the Company’s investors to more meaningfully evaluate and compare Ducommun’s results to its previously reported results. The non-GAAP financial measures that the Company uses may not be comparable to similarly titled financial measures used by other companies.
The Company defines backlog as potential revenue and is based on customer placed purchase orders and long-term agreements (“LTAs”) with firm fixed price and expected delivery dates of 24 months or less. The majority of the LTAs do not meet the definition of a contract under ASC 606 and thus, the backlog amount disclosed herein is greater than the remaining performance obligations disclosed under ASC 606. Backlog is subject to delivery delays or program cancellations, which are beyond the Company’s control. Backlog is affected by timing differences in the placement of customer orders and tends to be concentrated in several programs to a greater extent than the Company’s net revenues. As a result of these factors, trends in the Company’s overall level of backlog may not be indicative of trends in the Company’s future net revenues.
CONTACT:

Suman Mookerji, Senior Vice President, Chief Financial Officer, 657.335.3665
[Financial Tables Follow]

DUCOMMUN INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Dollars in thousands)

	March 30, 2024	December 31, 2023
Assets
Current Assets
Cash and cash equivalents	$32,066	$42,863
Accounts receivable, net	104,499	104,692
Contract assets	197,056	177,686
Inventories	208,959	199,201
Production cost of contracts	7,977	7,778
Other current assets	13,388	17,349
Total Current Assets	563,945	549,569
Property and Equipment, Net	112,108	111,379
Operating Lease Right-of-Use Assets	27,489	29,513
Goodwill	244,600	244,600
Intangibles, Net	162,080	166,343
Deferred income taxes	641	641
Other Assets	21,190	18,874
Total Assets	$1,132,053	$1,120,919
Liabilities and Shareholders’ Equity
Current Liabilities
Accounts payable	$84,293	$72,265
Contract liabilities	57,790	53,492
Accrued and other liabilities	29,311	42,260
Operating lease liabilities	7,745	7,873
Current portion of long-term debt	9,375	7,813
Total Current Liabilities	188,514	183,703
Long-Term Debt, Less Current Portion	253,929	256,961
Non-Current Operating Lease Liabilities	21,016	22,947
Deferred Income Taxes	4,439	4,766
Other Long-Term Liabilities	18,608	16,448
Total Liabilities	486,506	484,825
Commitments and Contingencies
Shareholders’ Equity
Common Stock	147	146
Additional Paid-In Capital	206,557	206,197
Retained Earnings	428,829	421,980
Accumulated Other Comprehensive Income	10,014	7,771
Total Shareholders’ Equity	645,547	636,094
Total Liabilities and Shareholders’ Equity	$1,132,053	$1,120,919

DUCOMMUN INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(Dollars in thousands, except per share amounts)

	Three Months Ended
	March 30, 2024	April 1, 2023
Net Revenues	$190,847	$181,191
Cost of Sales	143,904	144,424
Gross Profit	46,943	36,767
Selling, General and Administrative Expenses	32,951	26,225
Restructuring Charges	1,370	4,170
Operating Income	12,622	6,372
Interest Expense	(3,883)	(4,219)
Other Income	—	3,886
Income Before Taxes	8,739	6,039
Income Tax Expense	1,890	808
Net Income	$6,849	$5,231
Earnings Per Share
Basic earnings per share	$0.47	$0.43
Diluted earnings per share	$0.46	$0.42
Weighted-Average Number of Common Shares Outstanding
Basic	14,694	12,195
Diluted	14,937	12,538

Gross Profit %	24.6%	20.3%
SG&A %	17.3%	14.5%
Operating Income %	6.6%	3.5%
Net Income %	3.6%	2.9%
Effective Tax Rate	21.6%	13.4%

DUCOMMUN INCORPORATED AND SUBSIDIARIES
GAAP TO NON-GAAP NET INCOME TO ADJUSTED EBITDA RECONCILIATION
(Unaudited)
(Dollars in thousands)

	Three Months Ended
	March 30, 2024		April 1, 2023
GAAP net income	$6,849		$5,231
Non-GAAP Adjustments:
Interest expense	3,883		4,219
Income tax expense	1,890		808
Depreciation	4,016		3,740
Amortization	4,337		4,249
Stock-based compensation expense (1)	4,258		3,081
Restructuring charges	1,370		4,170
Guaymas fire related expenses	—		1,468
Insurance recoveries related to loss on operating assets	—		(3,886)
Inventory purchase accounting adjustments	791		—
Adjusted EBITDA	$27,394	27394000	$23,080
Net income as a % of net revenues	3.6%		2.9%
Adjusted EBITDA as a % of net revenues	14.4%		12.7%
(1) The three months ended March 30, 2024 and April 1, 2023 included $1.4 million and $0.4 million, respectively, of stock-based compensation expense for awards with both performance and market conditions that will be settled in cash. The three months ended March 30, 2024 and April 1, 2023 included less than $0.1 million and $0.1 million, respectively, of stock-based compensation expense recorded as cost of sales.

DUCOMMUN INCORPORATED AND SUBSIDIARIES
BUSINESS SEGMENT PERFORMANCE
(Unaudited)
(Dollars in thousands)

	Three Months Ended
	% Change	March 30, 2024	April 1, 2023	% of Net Revenues 2024	% of Net Revenues 2023
Net Revenues
Electronic Systems	1.8%	$107,539	$105,626	56.3%	58.3%
Structural Systems	10.2%	83,308	75,565	43.7%	41.7%
Total Net Revenues	5.3%	$190,847	$181,191	100.0%	100.0%
Segment Operating Income
Electronic Systems		$18,969	$10,011	17.6%	9.5%
Structural Systems		2,868	4,745	3.4%	6.3%
		21,837	14,756
Corporate General and Administrative Expenses (1)		(9,215)	(8,384)	(4.8)%	(4.6)%
Total Operating Income		$12,622	$6,372	6.6%	3.5%
Adjusted EBITDA
Electronic Systems
Operating Income		$18,969	$10,011
Depreciation and Amortization		3,632	3,498
Stock-Based Compensation Expense (2)		80	132
Restructuring Charges		459	1,874
		23,140	15,515	21.5%	14.7%
Structural Systems
Operating Income		2,868	4,745
Depreciation and Amortization		4,662	4,432
Stock-Based Compensation Expense (3)		86	102
Restructuring Charges		911	2,296
Guaymas fire related expenses		—	1,468
Inventory Purchase Accounting Adjustments		791	—
		9,318	13,043	11.2%	17.3%
Corporate General and Administrative Expenses (1)
Operating loss		(9,215)	(8,384)
Depreciation and Amortization		59	59
Stock-Based Compensation Expense (4)		4,092	2,847
		(5,064)	(5,478)
Adjusted EBITDA		$27,394	$23,080	14.4%	12.7%
Capital Expenditures
Electronic Systems		$796	$1,851
Structural Systems		1,524	3,130
Corporate Administration		2,425	—
Total Capital Expenditures		$4,745	$4,981
(1)Includes costs not allocated to either the Electronic Systems or Structural Systems operating segments.
(2)The three months ended March 30, 2024 and April 1, 2023 both included less than $0.1 million of stock-based compensation expense recorded as cost of sales.
(3)The three months ended March 30, 2024 and April 1, 2023 both included $0.1 million of stock-based compensation expense recorded as cost of sales.
(4)The three months ended March 30, 2024 and April 1, 2023 included $1.4 million and $0.4 million, respectively, of stock-based compensation expense for awards with both performance and market conditions that will be settled in cash.

DUCOMMUN INCORPORATED AND SUBSIDIARIES
GAAP TO NON-GAAP OPERATING INCOME RECONCILIATION
(Unaudited)
(Dollars in thousands)

	Three Months Ended
GAAP To Non-GAAP Operating Income	March 30, 2024	April 1, 2023	% of Net Revenues 2024	% of Net Revenues 2023
GAAP operating income	$12,622	$6,372

GAAP operating income - Electronic Systems	$18,969	$10,011
Adjustments to GAAP operating income - Electronic Systems:
Restructuring charges	459	1,874
Amortization of acquisition-related intangible assets	373	373
Total adjustments to GAAP operating income - Electronic Systems	832	2,247
Non-GAAP adjusted operating income - Electronic Systems	19,801	12,258	18.4%	11.6%

GAAP operating income - Structural Systems	2,868	4,745
Adjustments to GAAP operating income - Structural Systems:
Restructuring charges	911	2,296
Guaymas fire related expenses	—	1,468
Inventory purchase accounting adjustments	791	—
Amortization of acquisition-related intangible assets	1,934	1,237
Total adjustments to GAAP operating income - Structural Systems	3,636	5,001
Non-GAAP adjusted operating income - Structural Systems	6,504	9,746	7.8%	12.9%

GAAP operating loss - Corporate	(9,215)	(8,384)
Non-GAAP adjusted operating loss - Corporate	(9,215)	(8,384)
Total non-GAAP adjustments to GAAP operating income	4,468	7,248
Non-GAAP adjusted operating income	$17,090	$13,620	9.0%	7.5%

DUCOMMUN INCORPORATED AND SUBSIDIARIES
GAAP TO NON-GAAP NET INCOME AND EARNINGS PER SHARE RECONCILIATION
(Unaudited)
(Dollars in thousands, except per share amounts)

	Three Months Ended
GAAP To Non-GAAP Net Income	March 30, 2024	April 1, 2023
GAAP net income	$6,849	$5,231
Adjustments to GAAP net income:
Restructuring charges	$1,370	$4,170
Guaymas fire related expenses	—	1,468
Insurance recoveries related to loss on operating assets	—	(3,886)
Inventory purchase accounting adjustments	791	—
Amortization of acquisition-related intangible assets	2,307	1,610
Total adjustments to GAAP net income before provision for income taxes	4,468	3,362
Income tax effect on non-GAAP adjustments (1)	(894)	(673)
Non-GAAP adjusted net income	$10,423	$7,920

	Three Months Ended
GAAP Earnings Per Share To Non-GAAP Earnings Per Share	March 30, 2024	April 1, 2023
GAAP diluted earnings per share (“EPS”)	$0.46	$0.42
Adjustments to GAAP diluted EPS:
Restructuring charges	0.09	0.33
Guaymas fire related expenses	—	0.12
Insurance recoveries related to loss on operating assets	—	(0.31)
Inventory purchase accounting adjustments	0.05	—
Amortization of acquisition-related intangible assets	0.16	0.13
Total adjustments to GAAP diluted EPS before provision for income taxes	0.30	0.27
Income tax effect on non-GAAP adjustments (1)	(0.06)	(0.06)
Non-GAAP adjusted diluted EPS	$0.70	$0.63

Shares used for non-GAAP adjusted diluted EPS	14,937	12,538
(1) Effective tax rate of 20.0% used for both 2024 and 2023 adjustments.

DUCOMMUN INCORPORATED AND SUBSIDIARIES
NON-GAAP BACKLOG* BY REPORTING SEGMENT
(Unaudited)
(Dollars in thousands)

	March 30, 2024	December 31, 2023
Consolidated Ducommun
Military and space	$569,002	$527,143
Commercial aerospace	442,133	429,494
Industrial	34,453	36,931
Total	$1,045,588	$993,568
Electronic Systems
Military and space	$434,106	$397,681
Commercial aerospace	97,826	87,994
Industrial	34,453	36,931
Total	$566,385	$522,606
Structural Systems
Military and space	$134,896	$129,462
Commercial aerospace	344,307	341,500
Total	$479,203	$470,962
* Under ASC 606, the Company defines performance obligations as customer placed purchase orders with firm fixed price and firm delivery dates. The remaining performance obligations disclosed under ASC 606 as of March 30, 2024 were $824.1 million. The Company defines backlog as potential revenue and is based on customer placed purchase orders and long-term agreements (“LTAs”) with firm fixed price and expected delivery dates of 24 months or less. Backlog as of March 30, 2024 was $1,045.6 million compared to $993.6 million as of December 31, 2023.